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                     Daimler-Benz Auto Grantor Trust 1993-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: September 1997
Distribution Date: 10/15/97



Statement for Class A Certificateholders
Pursuant to Section 4.9 of the Pooling and Servicing Agreement

                                                                                                           Per $1,000 of
                                                                                                         Original Class A
                                                                                                            Certificate
                                                                                                              Amount
                                                                                                         ----------------
(i)   Principal Distribution                                                       $1,772,759.06             $3.474447

(ii)  Interest Distribution                                                        $   31,396.05             $0.061533

(iii) Amount of Distribution allocable to the Yield Suppl. Amount                  $    1,683.15
      Amount of Distribution allocable to the Shortfall (Excess) Amount            $    5,108.31

(iv)  Monthly Servicing Fee                                                        $    8,656.20             $0.016965
      Monthly Supplemental Servicing Fee                                           $        0.00             $0.000000
      Class A Percentage of the Servicing Fee                                      $    8,050.27             $0.015778
      Class A Percentage of the Supplemental Servicing Fee                         $        0.00             $0.000000

(v)   Class A Principal Balance (end of Collection Period)                         $7,887,565.48
      Class A Pool Factor (end of Collection Period))                                  1.5458913%
      Class B Principal Balance (end of Collection Period)                         $  593,687.72

(vi)  Pool Balance (end of Collection Period)                                      $8,481,253.20

(vii) Class A Interest Carryover Shortfall                                         $        0.00             $0.000000
      Class A Principal Carryover Shortfall                                        $        0.00             $0.000000

(viii)Amount otherwise distributable to Class B Certificateholders                 $        0.00
      that is distributed to Class A Certificateholders

(ix)  Balance of the Reserve Fund Property (end of Collection Period)              $5,486,319.09

(x)   Aggregate Purchase Amount of Receivables repurchased by                      $        0.00
      the Seller or the Servicer

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